Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

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

                                                                           Percent         Jurisdiction of
                                                                             of             Incorporation
          Parent                             Subsidiary                   Ownership        or Organization
          ------                             ----------                   ---------        ---------------

First SecurityFed                   First Security Federal Savings          100%               Federal
  Financial, Inc.                                   Bank


First Security Federal               Western Security Corporation           100                Illinois
 Savings Bank

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